Exhibit 4.1

AMENDMENT TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”), dated as of May 3, 2024, is entered into by and between Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), and the Holder set forth in the signature pages hereto (the “Holder”) of an Original Note (as defined below).

Recitals

WHEREAS, the Holder, as of the date of this Amendment, is the holder of a Senior Secured Convertible Promissory Note, dated July 31, 2023, in the principal amount set forth on the Holder’s signature page hereto (the “Original Note”);

WHEREAS, pursuant to Section 17 of the Original Note and each substantially identical note issued contemporaneously with the Original Note (collectively, the “Original Notes”) can be modified or amended with the consent of the holders of a majority in interest of the Original Notes issued and outstanding (the “Required Holders”) and the Company; and

WHEREAS, the parties hereto desire that the Original Notes be amended to reflect a change in certain provisions as specified below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Notes.

Section 2. Amendments to Original Notes.

(a)	Effective as of the Effective Date (as defined below), Section 7(a)(iv) of the Original Notes are hereby amended and restated as follows:

“(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit and (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 7(a)(i) or 7(a)(ii) above. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.”

(b)	Effective as of the Effective Date, Section 3(b)(ii) of the Original Notes are hereby amended and restated as follows:

“(i) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.05, subject to adjustment as provided herein.”

Section 3. Waiver. Each of the Holders hereby agrees to waive the provisions of Section 7(a)(iv) of the Original Notes with respect to the Company’s registered direct offering as disclosed in the Current Report on Form 8-K filed by the Company on April 22, 2024. Pursuant to Section 2(b) above, effective as of the Effective Date, the Conversion Price shall be $0.05, subject to adjustment after the Effective Date as provided in the Original Note as amended by this Amendment.

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Section 4. Effective Date. The amendments set forth in Section 2 and the waiver set forth in Section 3 shall only be effective (such date of effectiveness, the “Effective Date”) upon the due execution and delivery with the Company of an amendment to the Original Notes substantially identical in form and substance to this Amendment by the Company and the holders of the Original Notes that constitute the Required Holders.

Section 5. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Notes are and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Original Notes to “this Note”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Notes shall mean the Original Notes as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Notes and this Amendment, the provisions of this Amendment shall control and be binding.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

Section 7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

Section 8. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any other holder of Original Notes (each, an “Other Holder”) relating to the subject matter hereof, including pursuant to any other agreement or amendment relating to subject matter hereof (each, an “Other Agreement”), is or will be more favorable to such Other Holder than those of the Holder and this Amendment. If, and whenever on or after the date hereof, the Company enters into an agreement or amendment with an Other Holder relating to the subject matter hereof with terms that are materially different from this Amendment, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Amendment shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph relating to the subject matter hereof shall apply similarly and equally to all agreements or amendments into with any Other Holder.

[The Remainder of this Page is Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

Company:

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

[Signature page to

Amendment to Secured Convertible Promissory Note]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

HOLDER:

For entities only:

(entity name)

By:
Name:
Title:

For individuals only:

(sign name above)

(print name above)

Principal Amount of Original Note: ______________

[Signature page to

Amendment to Secured Convertible Promissory Note]